UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
June 11, 2013
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets
Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On June 11, 2013, Rainmaker Systems, Inc. (the "Company") received a notification letter (the “Notice”) from the Hearings Panel (the “Panel”) of The Nasdaq Stock Market LLC (“Nasdaq”) determining to de-list Rainmaker effective at the opening of business on Thursday, June 13, 2013. On that same day, the Company's common stock will become eligible to trade on the OTCQB, which is an electronic trading platform of the OTC Markets Group. The Company's trading symbol will remain RMKR.

As previously disclosed, the Company faced de-listing due to violation of Listing Rule 5550(b)(1) because its stockholders' equity had fallen below the required minimum of $2.5 million. Due to the Panel not having sufficient information to conclude that the Company will regain compliance before the applicable deadline, the Panel has decided to delist the Company's stock. The Company plans to appeal the Panel's decision to the Nasdaq Listing and Hearing Review Council.

Section 9 – Financial Statements and Exhibits
Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

June 12, 2013	/s/ Mallorie Burak
Date	(Signature)
By: Mallorie Burak
Title: Chief Financial Officer